Exhibit 10.3

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made and effective the 28th day of August 2010

BETWEEN:
Kristian Andresen (the "Lender"), an individual with his main address located at and existing under the laws of the State of California, with its head office located at:

1223 Wilshire Blvd # 183
Santa Monica, CA, 90403

AND:	Respect Your Universe, Inc (the "Borrower"), a corporation organized and existing under the laws of the State of Nevada, with its head office located at: 6533 Octave Ave Las Vegas, NV, 89139

1.   PROMISE TO PAY

Within 3 months from today, Borrower promises to pay to Lender the sum of $20,000, and interest and other charges stated below.

2.   RESPONSIBILITY

Although this Agreement may be signed below by more than one person, Borrower understands that we are each as individuals responsible for paying back the full amount.

3.   BREAKDOWN OF LOAN

Amount of Loan:	$20,000.00

Other (Describe)	$ 0.00

Amount financed:	$20,000.00

Finance charge:	$ 0.00

Total of payments:	1

Annual Rate:	0

4.   REPAYMENT

This is how Borrower will repay: Borrower will repay the amount of this note in 1 equal uninterrupted payment of $20,000.00 by November 28, 2010.

Consumer Loan Agreement

5.   PREPAYMENT

Borrower has the right to prepay the whole outstanding amount at any time. If Borrower does, or if this loan is refinanced - that is, replaced by a new note - Lender will refund the unearned finance charge, figured by the [RULE] - a commonly used formula for figuring rebates on installment loans.

6.   LATE CHARGE

Any installment not paid within 10 days of its due date shall be subject to a late charge of 10% of the payment, not to exceed $2,000.00 for any such late installment.

7.   SECURITY

To protect Lender, Borrower gives what is known as a security interest or mortgage in:

Respect Your Universe, Inc

8.   DEFAULT

If for any reason Borrower fail to make any payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan, without giving anyone further notice. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge me interest on the unpaid balance at 20% per year.

9.   RIGHT OF OFFSET

If this loan becomes past due, the Lender will have the right to pay this loan from any deposit or security Borrower have with this Lender without notice to me. If the Lender gives me an extension of time to pay this loan, Borrower still must repay the entire loan.

10. COLLECTION FEES

If this note is placed with an attorney for collection, then Borrower agree to pay an attorney's fee of 20% of the unpaid balance. This fee will be added to the unpaid balance of the loan.

11. CO-BORROWERS

If Borrower is signing this Agreement as a co-borrower, Borrower agrees to be equally responsible with the Borrower for this loan.

LENDER	BORROWER

/s/ Kristian Andresen	/s/ Kristian Andresen
Authorized Signature	Authorized Signature

Kristian Andresen	Kristian Andresen / President
Print Name and Title	Print Name and Title

Consumer Loan Agreement